Exhibit 4.8

EXECUTED

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of

November 14, 2018

Between

BAIDU, INC.

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

4.375% NOTES DUE 2024

4.875% NOTES DUE 2028

SEVENTH SUPPLEMENTAL INDENTURE dated as of November 14, 2018 between Baidu, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of November 28, 2012 (the “Base Indenture”) to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this Seventh Supplemental Indenture and all indentures supplemental thereto with respect to the Notes (as defined below) herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of US$600,000,000 aggregate principal amount of 4.375% Notes due 2024 (the “2024 Notes”), and US$400,000,000 aggregate principal amount of 4.875% Notes due 2028 (the “2028 Notes” and, together with the 2024 Notes, the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Seventh Supplemental Indenture pursuant to Section 14.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture;

WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01    Scope. The changes, modifications and supplements to the Base Indenture effected by this Seventh Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02    Definitions.

(a)    Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b)    As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“2024 Notes” has the meaning provided in the recitals.

“2028 Notes” has the meaning provided in the recitals.

“Additional 2024 Notes” has the meaning provided in Section 2.01(c).

“Additional 2028 Notes” has the meaning provided in Section 2.02(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“BNY Mellon Group” has the meaning provided in Section 3.07.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2024 Notes or the 2028 Notes, as the case may be, to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 2.02, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“DTC” means The Depository Trust Company, New York, New York.

“Seventh Supplemental Indenture” means this instrument.

“Group” means the Company and its Controlled Entities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial 2024 Notes” has the meaning provided in Section 2.01(c).

“Initial 2028 Notes” has the meaning provided in Section 2.01(c).

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Make Whole Amount” means an amount determined on the fifth Business Day before the Redemption Date pursuant to Section 2.03 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points in the case of the 2024 Notes and 30 basis points in the case of the 2028 Notes.

“Non-listed Controlled Entities” means the Controlled Entities other than (i) any Controlled Entities with shares of common stock or other common equity interests listed on an internationally recognized stock exchange; and (ii) any Subsidiaries or Consolidated Affiliated Entities of any Controlled Entity referred to in clause (i) of this definition.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of the Company or any of its Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any of its Controlled Entities or to the Company’s or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning provided in the recitals hereof and Section 2.01(c).

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

“Prospectus Supplement” means the preliminary prospectus supplement, dated November 7, 2018, or the prospectus supplement, dated November 8, 2018, relating to the offering of the Notes.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date pursuant to Section 2.03, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such Redemption Date.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

“Treasury Yield” means, with respect to any Redemption Date pursuant to Section 2.03, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such Redemption Date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (1) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the consolidated financial statements of the Company for the most recent fiscal quarter and (2) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter and (B) the Company has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an Independent Financial Advisor or an Independent Legal Counsel stating either (1) the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company) or (2) such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due.

“Triggering Event Offer” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment Date” has the meaning set forth in Section 2.05(a).

Section 1.03    Rules of Construction. For all purposes of this Seventh Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b)    References to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Seventh Supplemental Indenture, unless the context otherwise requires.

(c)    References to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

ARTICLE II

THE NOTES

Section 2.01    Terms of the 2024 Notes. The 2024 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2024 Notes:

(a)    The 2024 Notes shall constitute a separate series of Securities under the Base Indenture having the title “4.375% Notes due 2024.”

(b)    The 2024 Notes shall be issued at a price of 99.802% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2024 Notes.

(c)    The aggregate principal amount of the 2024 Notes (the “Initial 2024 Notes”) that may be initially authenticated and delivered under the Indenture shall be US$600,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional 2024 Notes”) having the same terms and conditions as the Initial 2024 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional 2024 Notes and the Initial 2024 Notes shall constitute a single series under the Indenture, provided that if such Additional 2024 Notes are not fungible with the Initial 2024 Notes for U.S. federal income tax purposes, such Additional 2024 Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial 2024 Notes. All references to the “2024 Notes” shall include the Initial 2024 Notes and any Additional 2024 Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional 2024 Notes shall be unlimited.

(d)    The entire outstanding principal of the 2024 Notes shall be payable on May 14, 2024.

(e)    The rate at which the 2024 Notes shall bear interest shall be 4.375% per year. The date from which interest shall accrue on the 2024 Notes shall be November 14, 2018, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2024 Notes shall be May 14 and November 14 of each year, beginning May 14, 2019. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the April 30 and October 31 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)    The 2024 Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be DTC. The 2024 Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The 2024 Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g)    The 2024 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.03.

(h)    The 2024 Notes will not have the benefit of any sinking fund.

(i)    Except as provided herein, the Holders of the 2024 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)    The 2024 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k)    The restrictive covenants set forth in Sections 2.04 and 2.05 shall be applicable to the 2024 Notes.

Section 2.02    Terms of the 2028 Notes. The 2028 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2028 Notes:

(a)    The 2028 Notes shall constitute a separate series of Securities under the Base Indenture having the title “4.875% Notes due 2028.”

(b)    The 2028 Notes shall be issued at a price of 99.546% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2028 Notes.

(c)    The aggregate principal amount of the 2028 Notes (the “Initial 2028 Notes”) that may be initially authenticated and delivered under the Indenture shall be US$400,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional 2028 Notes”) having the same terms and conditions as the Initial 2028 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional 2028 Notes and the Initial 2028 Notes shall constitute a single series under the Indenture, provided that if such Additional 2028 Notes are not fungible with the Initial 2028 Notes for U.S. federal income tax purposes, such Additional 2028 Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial 2028 Notes. All references to the “2028 Notes” shall include the Initial 2028 Notes and any Additional 2028 Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional 2028 Notes shall be unlimited.

(d)    The entire outstanding principal of the 2028 Notes shall be payable on November 14, 2028.

(e)    The rate at which the 2028 Notes shall bear interest shall be 4.875% per year. The date from which interest shall accrue on the 2028 Notes shall be November 14, 2018, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2028 Notes shall be May 14 and November 14 of each year, beginning May 14, 2019. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the April 30 and October 31 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)    The 2028 Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be DTC. The 2028 Notes shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference. The 2028 Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g)    The 2028 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the 2028 Notes, as provided in Section 2.03.

(h)    The 2028 Notes will not have the benefit of any sinking fund.

(i)    Except as provided herein, the Holders of the 2028 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)    The 2028 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k)    The restrictive covenants set forth in Sections 2.04 and 2.05 shall be applicable to the 2028 Notes.

Section 2.03    Optional Redemption.

(a)    The provisions of Article IV of the Base Indenture, as amended by the provisions of this Seventh Supplemental Indenture, shall apply to the Notes.

(b)    The Company may, upon giving not less than 30 nor more than 60 days’ notice to (i) the Trustee and (ii) Holders of the 2024 Notes or the 2028 Notes, as the case may be (which notice shall be irrevocable), redeem the 2024 Notes at any time prior to April 14, 2024, and the 2028 Notes at any time prior to August 14, 2028, in each case, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make Whole Amount, plus, in each case, accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the principal amount of a Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

(c)    In addition, the Company may, upon giving not less than 30 nor more than 60 days’ notice to (i) the Trustee and (ii) Holders of the 2024 Notes or the 2028 Notes, as the case may be (which notice shall be irrevocable), redeem the 2024 Notes at any time from or after April 14, 2024, and the 2028 Notes at any time from or after August 14, 2028, in each case, in whole or in part, at a redemption amount equal to 100% of the principal amount of the applicable Notes to be redeemed.

(d)    If the Redemption Date pursuant to this Section 2.03 is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date pursuant to this Section 2.03 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)    The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 2.04    Limitation on Liens. The following additional covenant shall apply with respect to the 2024 Notes and the 2028 Notes so long as any of the 2024 Notes or the 2028 Notes, as the case may be, remain outstanding:

(a)    Subject to the exceptions set forth in Section 2.04(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future undertaking, assets or revenues (including any uncalled capital) securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of the Company or of any of its Principal Controlled Entities, without (x) at the same time or prior thereto securing or guaranteeing the 2024 Notes or the 2028 Notes, as the case may be, equally and ratably therewith or (y) providing such other security or guarantee for the 2024 Notes or the 2028 Notes, as the case may be, as shall be approved by an act of the Holders of such series of Notes holding at least a majority of the principal amount of such series of Notes then Outstanding.

(b)    The restriction set forth in Section 2.04(a) above will not apply to:

(i)    any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)    any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into the Company or a Principal Controlled Entity;

(iii)    any Lien created or outstanding in favor of the Company;

(iv)    any Lien in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)    any Lien created in connection with Relevant Indebtedness of the Company or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi)    any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii)    any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), (vi) or (vii) of this Section 2.04(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets.

Section 2.05    Repurchase Upon Triggering Event. The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a)    If a Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company shall make an offer to repurchase all or, at the Holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof) of each Holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following a Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company will mail a notice of such Triggering Event Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)    that a Triggering Event Offer is being made pursuant to this Section 2.05, including a description of the transaction or transactions that constitute the Triggering Event, and that all Notes properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii)    the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) (the “Triggering Event Payment Date”);

(iii)    that Notes must be tendered in amounts of US$200,000 or multiples of US$1,000 in excess thereof, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)    that, unless the Company defaults in the payment of the Triggering Event Payment, any Note accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date;

(v)    that Holders electing to have any Notes purchased pursuant to a Triggering Event Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Triggering Event Payment Date;

(vi)    that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)    that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to US$200,000 or an integral multiple of US$1,000 in excess thereof); and

(viii)    the other instructions, as determined by the Company consistent with this Section 2.05, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)    On the Triggering Event Payment Date, the Company will, to the extent lawful:

(i)    accept for payment all Notes or portions of Notes (of US$200,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Triggering Event Offer;

(ii)    deposit with the Paying Agent, one Business Day prior to the Triggering Event Payment Date, an amount equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 2.05.

(c)    The Paying Agent shall promptly mail, to each Holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.

(d)    If the Triggering Event Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Triggering Event Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)    The Company will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

Section 2.06    NDRC Post-issue Filing. The Company will notify the Trustee if it does not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the completion of the Notes issuance in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知 (发改外资[2015]2044号)) issued by the NDRC and which came into effect on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee shall be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

Section 2.07    Covenant Defeasance. Upon the Company’s exercise under Section 12.03(a) of the Base Indenture of the option applicable to Section 12.03(c) thereof, the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d) thereof, be released from its obligations under the covenants contained in Section 6.04 and Section 6.06 thereof and from its obligations under the covenants contained in Section 2.04 and Section 2.05 of this Seventh Supplemental Indenture, on and after the date the conditions set forth in Section 12.03(d) thereof are satisfied.

Section 2.08    Supplemental Indentures.

(a)    Definition of “Principal Controlled Entity” under Section 1.01 of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

““Principal Controlled Entities” at any time shall mean one of the Non-listed Controlled Entities of the Company:

(i) as to which one or more of the following conditions is/are satisfied:

(A) its total revenue or (in the case of one of the Non-listed Controlled Entities of the Company which has one or more Non-listed Controlled Entities) consolidated total revenue attributable to the Company is at least 10% of the consolidated total revenue of the Company;

(B) its net profit or (in the case of one of the Non-listed Controlled Entities of the Company which has one or more Non-listed Controlled Entities) consolidated net profit attributable to the Company (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Company (before taxation and exceptional items); or

(C) its net assets or (in the case of one of the Non-listed Controlled Entities of the Company which has one or more Non-listed Controlled Entities) consolidated net assets attributable to the Company (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Company (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Non-listed Controlled Entity of the Company and the then latest audited consolidated financial statements of the Company; provided that, in relation to clauses (A), (B) and (C) above:

(1) in the case of a corporation or other business entity becoming a Non-listed Controlled Entity after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company and its Non-listed Controlled Entities for the purposes of the calculation above shall, until the consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Non-listed Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Company and its Non-listed Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Non-listed Controlled Entity which itself has Controlled Entities) of such Non-listed Controlled Entity in such accounts;

(2) if at any relevant time in relation to the Company or any Non-listed Controlled Entity which itself has Non-listed Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Company and/or any such Non-listed Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Company;

(3) if at any relevant time in relation to any Non-listed Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Non-listed Controlled Entity prepared for this purpose by or on behalf of the Company; and

(4) if the accounts of any Non-listed Controlled Entity (not being a Non-listed Controlled Entity referred to in proviso (1) above) are not consolidated with the accounts of the Company, then the determination of whether or not such Non-listed Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Company (determined on the basis of the foregoing); or

(ii) to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An Officers’ Certificate delivered to the Trustee certifying in good faith as to whether or not a Non-listed Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.”

(b)    Section 4.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be mailed, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and the Notes to be redeemed will be selected (i) if listed on a national securities exchange or held through the clearing systems then in compliance with the requirements of such national securities exchange or the clearing system, and (ii) if the Notes are not listed on any securities exchange and are not held through the clearing systems then pro rata, by lot or in such other manner as the trustee deems appropriate in its sole discretion, unless otherwise required by law and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. If the Notes are in definitive form, the Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.”

(c)    Section 6.05(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“All payments of principal, premium, if any, and interest made by the Company in respect of any Security shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the British Virgin Islands, the Cayman Islands, the PRC or any jurisdiction where the Company is otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If the Company is required to make such withholding or deduction, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of Securities of such amounts as would have been received by such Holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)    in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of a Security and the Relevant Jurisdiction other than merely holding such Security or receiving principal, premium, if any, or interest in respect thereof (including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)    in respect of any Security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)    in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the Holder or beneficial owner of a Security to comply with a timely request by the Company addressed to the Holder or beneficial owner to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(iv)    in respect of any Taxes imposed as a result of a Security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere;

(v)    in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi)    to any Holder of a Security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(vii)    with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii)    any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Security; or

(ix)    any combination of Taxes referred to in the preceding clauses (i) through (viii) above.”

(d)    Section 7.01(e) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“(i) there occurs with respect to any indebtedness of the Company, whether such indebtedness exists as of the date hereof or shall hereafter be created, (A) an event of default that has resulted in the holder thereof declaring the principal of such indebtedness to be due and payable prior to its stated maturity or (B) a failure to make a payment of principal, interest or premium when due (after giving effect to the expiration of any applicable grace period therefor, a “Payment Default”) and (ii) the outstanding principal amount of such indebtedness, together with the outstanding principal amount of any of the Company’s other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, is equal to or exceeds the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of the Total Equity of the Company;”

(e)    Section 7.01(f) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“one or more final judgments or orders for the payment of money are rendered against the Company and are not paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company (net of any amounts that the Company’s insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of the Total Equity of the Company, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;”

(f)    First sentence of Section 7.02(b) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“In the event of a declaration of acceleration with respect to the Securities of any series because of an Event of Default specified in Section 7.01(e) above shall occur, the declaration of acceleration with respect to the Securities of such series shall be automatically annulled if the Default triggering such Event of Default pursuant to Section 7.01(e) above shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and:”

(g)    Section 14.01(h) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of Debt Securities” in the Prospectus or of the section entitled “Description of the Notes” in the Prospectus Supplement to the extent that such provision in the Prospectus or the Prospectus Supplement, as the case may be, was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officers’ Certificate;”

(h)    Clause (xi) of Section 14.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07 of the Base Indenture or as described in Section 2.03 or 2.05 of the Seventh Supplemental Indenture, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01    Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Seventh Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02    Severability. If any provision in this Seventh Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this Seventh Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03    Conflicts with Base Indenture. In the event that any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the Seventh Supplemental Indenture shall prevail.

Section 3.04    Benefits of Indenture. Nothing in this Seventh Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Seventh Supplement Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05    Counterparts . This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06    Governing Law; Waiver of Trial by Jury. This Seventh Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

Section 3.07    Information Sharing. The Company understands that The Bank of New York Mellon is a global financial organization that operates in and provides services and products to clients through affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). The Company also understands that the BNY Mellon Group may centralize in one or more affiliates, subsidiaries or unaffiliated service providers certain activities, including audit, accounting, administration, risk management, legal, compliance, sales, marketing, relationship management, and the storage, maintenance, aggregation, processing and analysis of information and data regarding the Company and any accounts maintained by it with the BNY Mellon Group. Consequently, the Company hereby consents and authorizes The Bank of New York Mellon to disclose to other members of the BNY Mellon Group (and their respective officers, directors and employees) on a need-to-know basis information and data regarding the Company and any accounts established pursuant to this Seventh Supplemental Indenture in connection with the foregoing activities. To the extent that information and data includes personal data encompassed by relevant data protection legislation applicable to the Company, the Company represents and warrants that it is authorized to provide the foregoing consents and authorizations and that the disclosure to The Bank of New York Mellon will comply with the relevant data protection legislation. The Company acknowledges and agrees that information concerning the Company may be disclosed to unaffiliated service providers that the Trustee, where practicable, has previously identified in writing to the Company and who are required in writing to maintain the same level of confidentiality of such information, or when required by law to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SEVENTH SUPPLEMENTAL INDENTURE.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

BAIDU, INC., as Issuer

By:	/s/ Robin Yanhong Li
Name:	Robin Yanhong Li
Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Vice President

EXHIBIT A

FORM OF 4.375% NOTES DUE 2024

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

BAIDU, INC.

4.375% Note Due 2024

PRINCIPAL AMOUNT: US$

CUSIP: 056752 AM0

No.:

Baidu, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of                      U.S. DOLLARS (US$            ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on May 14, 2024 , or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 4.375% per annum.

Interest Payment Dates: May 14 and November 14 of each year, commencing on May 14, 2019.

Record Dates: April 30 and October 31.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Baidu, Inc. has caused this Note to be duly executed.

BAIDU, INC.

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

BAIDU, INC.

4.375% Note Due 2024

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “4.375% Notes due 2024” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2012 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Seventh Supplemental Indenture, dated as of November 14, 2018 (the “Seventh Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Seventh Supplemental Indenture and all indentures supplemental thereto with respect to the Notes is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 4.375% per annum. The Company will pay interest semi-annually in arrears on May 14 and November 14 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the specified office of the Paying Agent or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent, Authenticating Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee, will act as Paying Agent, Authenticating Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “4.375% Notes due 2024,” initially limited to US$600,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Seventh Supplemental Indenture. Requests may be made to: Baidu, Inc., Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China, Attention: Legal Department.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. Governing Law. The Base Indenture, the Seventh Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                                                 Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the Seventh Supplemental Indenture, check the box below:

☐  Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the Seventh Supplemental Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$            . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Notes.

EXHIBIT B

FORM OF 4.875% NOTES DUE 2028

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

BAIDU, INC.

4.875% Note Due 2028

PRINCIPAL AMOUNT: US$

CUSIP: 056752 AN8

No.:

Baidu, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of                      U.S. DOLLARS (US$            ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on November 14, 2028, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 4.875% per annum.

Interest Payment Dates: May 14 and November 14 of each year, commencing on May 14, 2019.

Record Dates: April 30 and October 31.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Baidu, Inc. has caused this Note to be duly executed.

BAIDU, INC.

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

BAIDU, INC.

4.875% Note Due 2028

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “4.875% Notes due 2028” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2012 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Seventh Supplemental Indenture, dated as of November 14, 2018 (the “Seventh Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Seventh Supplemental Indenture and all indentures supplemental thereto with respect to the Notes is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 4.875% per annum. The Company will pay interest semi-annually in arrears on May 14 and November 14 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the specified office of the Paying Agent or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent, Authenticating Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee, will act as Paying Agent, Authenticating Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “4.875% Notes due 2028,” initially limited to US$400,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Seventh Supplemental Indenture. Requests may be made to: Baidu, Inc., Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, People’s Republic of China, Attention: Legal Department.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. Governing Law. The Base Indenture, the Seventh Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                                                 Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the Seventh Supplemental Indenture, check the box below:

☐  Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the Seventh Supplemental Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$            . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Notes.

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